EXHIBIT 10.20


                FOURTH AMENDED AND RESTATED EMPLOYMENT AGREEMENT



          THIS FOURTH AMENDED AND RESTATED EMPLOYMENT AGREEMENT ("Agreement") is made effective as of January 1, 2005, between DiGIORGIO CORPORATION, a Delaware corporation, with its principal office located at 380 Middlesex Avenue, Carteret, New Jersey 07008 (the "Corporation"), and STEPHEN R. BOKSER, residing at 47 Victoria Place East, Fort Lee, New Jersey 07024 (the "Executive").


                              W I T N E S S E T H:

          WHEREAS, effective February 1, 1990, the Corporation and Executive entered into an employment agreement pursuant to which the Executive agreed to serve the Corporation as Executive Vice President -- President of the White Rose Operations (the "1990 Agreement");

          WHEREAS, as of January 1, 1994, the Corporation and Executive entered into an Amended and Restated Employment Agreement pursuant to which the Executive agreed to continue to serve as Executive Vice President -- President of the White Rose Operations (the "1994 Agreement");

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          WHEREAS,  as of June 30, 1997, the Corporation  and Executive  entered into a Second Amended and Restated Employment Agreement pursuant to which the Executive agreed to continue to serve as Executive Vice President -- President of the White Rose Food Division (the "1997 Agreement");

          WHEREAS, effective April 1, 2000, the Corporation and the Executive entered into a Third Amended and Restated Employment Agreement pursuant to which the Executive agreed to serve as Executive Vice President -- President of the White Rose Operations (the "2000 Agreement"); and

          WHEREAS, the Corporation desires to continue to employ Executive, and Executive desires to continue to be so employed by the Corporation, on the terms and conditions herein set forth.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

          1. Employment; Term. The Corporation agrees to employ Executive, and Executive agrees to furnish his services, on the terms and conditions herein set forth, for a term of five (5) years commencing as of January 1, 2005 and ending on December 31, 2009, unless sooner terminated as herein provided. The term of Executive's employment hereunder may be extended for additional one (1) year


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periods by the mutual  written  consent of both  parties  hereto  given at least ninety (90) days prior to the then scheduled termination of the Executive's employment hereunder.

          2. Office and Duties. During the term of this Agreement, Executive agrees to serve the Corporation as its President, Chief Executive Officer and Co-Chairman of the Board of Directors. Executive shall report directly to the Board of Directors of the Corporation. Executive shall also perform such other duties and shall exercise such other powers for the Corporation and for any of its divisions, operations, subsidiaries, or affiliated companies as from time to time may be assigned to him by the Board of Directors without further compensation other than that for which provision is made in this Agreement; provided that any such other duties shall be consistent with Executive's position as President of the Corporation.

          3. Extent of Services; Other Business Activities. Executive agrees that he shall devote his best efforts, energies, and skills to the discharge of his duties and responsibilities hereunder. To this end, Executive agrees that he shall devote his full business time and attention to the business and affairs of the Corporation and its divisions, operations, subsidiaries, and affiliated companies and shall not, without the consent of the Corporation, directly or indirectly, engage or participate in, or become an officer or director of, or become employed by, or render advisory or other services in connection with, any other business enterprise. Notwithstanding the foregoing, during the term of this Agreement Executive shall have the right to invest personally in any corporation, partnership, or other entity or enterprise, engage in appropriate


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civic, charitable,  and religious activities,  and devote a reasonable amount of time to private investments, provided that (i) any such investment or other activity shall not interfere with the execution of Executive's duties hereunder or otherwise violate any provision of this Agreement, (ii) any such corporation,
partnership,   or  other  entity  or  enterprise   does  not  compete  with  the
Corporation, and (iii) notwithstanding the foregoing, Executive may purchase an aggregate of one percent (1%) of any security publicly traded on an established securities market.

          4. Compensation.

             (a)In consideration of the services to be rendered by Executive hereunder, the Corporation agrees to pay to Executive, and Executive agrees to accept, a salary for each calendar year during the term of this Agreement between $400,000 per calendar year and $500,000 per calendar year, as the Executive elects, commencing effective as of January 1, 2005 and ending upon the termination of this Agreement (the "Salary"). The Salary shall be payable in accordance with the regular payroll practices of the Corporation. During the term of this Agreement, the Corporation agrees to review Executive's compensation prior to each anniversary date of the date hereof, but any increase in compensation offered to Executive under this Paragraph 4 resulting from such review shall be in the sole discretion of the Board of Directors of the Corporation. In the event of the Executive's termination by the Corporation without cause, the Corporation shall continue to pay the Executive his salary (in the amount he is earning at the time of his termination) through the


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termination of this  Agreement or any extension  under which he is then working.
This Section 4(a) shall survive termination of this Agreement for any reason or expiration of this Agreement.

             (b) The Corporation shall remit to Executive a discretionary bonus for calendar year 2004 that is no less than that he received in calendar year 2003.

             (c) The Corporation  agrees to pay Executive a discretionary  bonus for each calendar year after 2004; provided, however, that if the Corporation's EBITDA for its fiscal year ending on or about December 31 of each such calendar year is at least $30,000,000, then in such event the bonus for such calendar year shall be no less than $300,000. The Corporation shall remit the bonus (if any) to Executive no later than April 30 of the calendar year following that in which it is earned. Executive shall be entitled to the bonus (if any) earned under this provision after it is earned under any and all circumstances, including without limitation, the Executive's death, and termination of the Executive's employment. In the event of the Executive's termination of employment (for any reason), the minimum annual bonus shall be deemed earned at the rate of $25,000 per month for each month (or partial month) in the calendar year in which he was terminated, but only if the Corporation's EBITDA for that portion of its fiscal year through the end of its accounting period ending closest to the last day of the month in which Executive's employment is terminated is at least $30,000,000 multiplied by a fraction, the numerator of which is the number of months (or partial months) prior to the termination date in the calendar year in which Executive's employment was terminated and the denominator of which is twelve (12). Subject to the minimum bonus provisions set forth in this Section 4(c), the determination of the amount of the bonus, if


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any, to be paid by the Corporation to Executive under this Section 4(c) shall be in the sole  discretion  of the  Board of  Directors  of the  Corporation.  This
Section 4(c) shall survive termination of this Agreement for any reason or expiration of this Agreement.

             (d) The Corporation will pay the Executive, on or before January 31, 2005, a bonus of $99,955.34. The Corporation shall withhold from such bonus:
8.97% New Jersey income tax; 1.45% Medicare tax; and 31.86% federal income tax. The net after-tax payment of $57,693.72 shall be applied in full payment of the principal ($55,209.30) and interest ($2,484.42) due from the Executive to the Corporation; and the Corporation acknowledges that such payment is in full satisfaction of all loans and notes due from the Executive to the Corporation.

          5. Additional Compensation. The 1992 Agreement, the 1997 Agreement and most recently the 2000 Agreement in Sections 4(b) through 4(g) thereof provided for the Executive, under certain conditions, to receive additional compensation. The Corporation and the Executive agree that the Executive shall be paid additional compensation ("Additional Compensation") upon the terms and conditions in this Section 5. Under this Section, no later than February 17, 2005, Executive has the right to elect whether to include Las Plumas Partners, L.P., a Delaware limited partnership ("Las Plumas"), in the computation of his Additional Compensation under this Section 5. In the event Executive does not exercise the right to include Las Plumas in the computation of his Additional


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Compensation,  Sections 5.1.1.6, 5.1.1.7, 5.1.1.9, 5.1.3.4, 5.1.3.5, and 5.1.3.7
below shall be  inapplicable  to the  computation and the figure used in Section
5.1.1.1 shall be $18,917,002.

             5.1. For the purposes of this Agreement, the following terms shall mean:

               5.1.1. "Base Amount" shall mean: At any particular moment in time, the sum of:

                    5.1.1.1.   $36,894,308   (if  Las  Plumas  is  included)  or
                    $18,917,002 (if Las Plumas is not included); less

                    5.1.1.2.  An  amount  equal  to the  dividends  paid  by the
                    Corporation  to  its   shareholders  in  November  2004  and
                    December 2004; plus

                    5.1.1.3. An amount equal to the interest that would accumulate if interest was accrued on the Base Amount from January 1, 2005 at a cumulative annual rate (compounded annually) equal to the Prime Rate as announced from time to time by Deutsche Bank; less

                    5.1.1.4. Any sums received by all of the Corporation's shareholders in respect of their stock ownership, after January 1, 2005, e.g., dividends, or sale of stock or liquidation of the Corporation proceeds; less

                    5.1.1.5. Any sums received by the partners of Rose Partners, L.P., after January 1, 2005, from the sale of all of their partnership interests in Rose Partners, L.P.; less

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                    5.1.1.6.  Any distributions  received by all of the partners of Las Plumas Partners, L.P., a Delaware limited partnership ("Las Plumas"), during November 2004 and December, 2004; less

                    5.1.1.7. Any sums received by the partners of Las Plumas, after January 1, 2005, as distributions from Las Plumas or as proceeds from the sale of all of their partnership interests in Las Plumas; less

                    5.1.1.8. The Extrapolated Value of Rose with respect to any Recognition Event referred to in Section 5.1.3.6; less


                    5.1.1.9. The Extrapolated Value of Las Plumas with respect to any Recognition Event referred to in Section 5.1.3.7.


In computing the Base Amount, at any point in time, any reductions thereto by virtue of Sections 5.1.1.2, 5.1.1.4, 5.1.1.5, 5.1.1.6, 5.1.1.7, 5.1.1.8 or
5.1.1.9 shall first be applied to the accumulated interest and then to the principal, provided that the sums so applied to reduce the Base Amount shall not reduce it below zero.

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               5.1.2.  "Additional Compensation Percentage" shall mean: six (6%)
percent.


               5.1.3. "Recognition Event" shall mean:

                    5.1.3.1. A distribution of any assets, in cash or in any other form (if the latter, to be measured by the fair market value of the non-cash distribution), by the Corporation to its shareholders in respect of the stock of the Corporation;

                    5.1.3.2. The receipt of proceeds of the sale of all of the stock of the Corporation or the proceeds of any transfer of all of the ownership interest in the stock of the Corporation, whether in cash or in kind (if the latter, to be measured by the fair market value of the non-cash proceeds);

                    5.1.3.3. The receipt of proceeds of the sale by the partners of Rose Partners, L.P. of all of their partnership interests, whether in cash or in kind (if the latter, to be measured by the fair market value of the non-cash proceeds);

                    5.1.3.4. A distribution of any assets, in cash or in any other form (if the latter, to be measured by the fair market value of the non-cash distribution), by Las Plumas to its
                    partners   in  respect  of  their  Las  Plumas   partnership
                    interests;

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                    5.1.3.5. The receipt of proceeds of the sale by the partners of Las Plumas of 100% of the partnership interests therein, whether in cash or in kind (if the latter, to be measured by the fair market value of the non-cash proceeds);

                    5.1.3.6 A sale of partnership interests, merger or other reorganization transaction ("Reorganization Transaction") involving Rose Partners, L.P. in which the persons who hold the partnership interests in Rose Partners, L.P. as of the date of this Agreement (whether directly or indirectly through intermediary entities) no longer hold at least a majority of the percentage interests in Rose Partners, L.P., in which event the fair market value of 100% of the partnership interests in Rose Partners, L.P. (the "Extrapolated Value of Rose") shall be determined by extrapolation based on the fair market value of the proceeds received upon such Reorganization Transaction by the former partners, whether in cash or in kind (if the latter, to be


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                    measured by the fair market value of the non-cash proceeds), without regard to any discounts or premiums which may have been taken into account in arriving at the purchase price actually agreed upon in such Reorganization Transaction. The extrapolation shall be calculated as follows: by dividing
                    (i) the collective fair market value of the proceeds received by the former partners; by (ii) by the percentage interests of the partnership collectively held by the former partners; and

                    5.1.3.7. A Reorganization Transaction involving Las Plumas in which the persons who hold the partnership interests in Las Plumas as of the date of this Agreement (whether directly or indirectly through intermediary entities) no longer hold at least a majority of the percentage interests in Las Plumas, in which event the fair market value of 100% of the partnership interests in Las Plumas (the "Extrapolated Value of Las Plumas") shall be determined by extrapolation based on the fair market value of the proceeds received upon such Reorganization Transaction by the former partners, whether in cash or in kind (if the latter to be


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                    measured by the fair market value of the non-cash proceeds), without regard to any discounts or premiums which may have been taken into account in arriving at the purchase price actually agreed upon in such Reorganization Transaction. The extrapolation shall be calculated as follows: by dividing
                    (i) the collective fair market value of the proceeds received by the former partners; by (ii) by the percentage interests of the partnership collectively held by the former partners.


For the avoidance of doubt, it is acknowledged and understood, for purposes of the Recognition Events referred to in Sections 5.1.3.6 and 5.1.3.7, that (i) a transfer of a partnership interest in Rose Partners, L.P. or Las Plumas to a person who, as of the date of this Agreement, has an indirect interest in the transferor partner (such as a distribution by the Estate of Arthur M. Goldberg of its partnership interests in Rose Partners, L.P. or Las Plumas to any of the Estate's beneficiaries, including testamentary trusts) shall not be considered a change in ownership, and (ii) a transfer of a partnership interest in Rose Partners, L.P. or Las Plumas (whether directly or indirectly through intermediary entities) to a related party, whether by gift or otherwise, shall not be considered a change of ownership.

             5.2. Any dispute regarding the fair market value of a distribution or proceeds of a sale/transfer in kind shall be resolved by an "arbiter". The initial arbiter shall be Ross, Anglim & Angelini, CPAs. If Ross, Anglim &


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Angelini,  CPAs is  unwilling  or unable to serve as the arbiter then a mutually agreed upon arbiter shall serve in its place and stead. The arbiter's decision shall be final and binding on all interested parties.

             5.3. At such a point in time as the Base Amount is reduced to zero (but not below), from and after such time, the Corporation shall pay Additional Compensation to the Executive (within thirty days after the Recognition Event) in an amount equal to the result of multiplying the Additional Compensation Percentage times (i) the amount of the distribution, or proceeds received by the stockholders or the partners of Rose Partners, L.P. or the partners of Las Plumas (as the case may be) at such Recognition Event; or (ii) the Extrapolated Value of Rose or Las Plumas (as the case may be) at such Recognition Event; provided, however, if the Base Amount is greater than zero immediately prior to the Recognition Event and such Recognition Event produces a distribution proceeds or Extrapolated Value of Rose or Las Plumas in excess of the then Base Amount, the Additional Compensation Percentage shall be multiplied by the amount of such excess over the then Base Amount (and not the amount of the total distribution, proceeds or Extrapolated Value of Rose or Las Plumas from that Recognition Event).

             5.4. The Additional Compensation due pursuant to this Section 5 shall be payable to the Executive (or the personal representatives of the Executive if the Executive has died) under any and all circumstances, including without limitation, the Executive's death, and termination of the Executive's employment; except: (i) if the Executive breaches his covenants set forth in Sections 12 or 13 of this Agreement, or (ii) the Executive is terminated "for


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cause"  pursuant  to  Section  11 of this  Agreement,  the  Executive  shall not thereafter be entitled to any Additional  Compensation  pursuant to this Section
5. This Section 5 shall survive the termination of this Agreement for any reason or expiration of this Agreement.


          6. Executive Benefits.

             6.1. Executive shall be entitled to participate, on the same basis and subject to the same qualifications, in all employee benefit plans (the "Plans"), if any including, but not limited to, pension and profit-sharing plans, supplemental retirement benefit plans, and life, health, disability, and similar plans, and fringe benefits (the "Benefits") which during the term hereof shall be in effect from time to time and be applicable to the Corporation's employees or senior executives generally. In the event Executive is asked by the Corporation to relocate his place of residence, any reasonable moving (and associated) expenses and costs shall be reimbursed by the Corporation.

             6.2. If Executive's employment hereunder is terminated by the Corporation prior to the scheduled termination of the term of Executive's employment hereunder (other than a termination for "cause" [as hereinafter defined] or as a result of Executive's voluntary resignation from his employment by the Corporation), the Corporation shall either (i) continue through the scheduled termination date of the term of Executive's employment hereunder Executive's participation in the Plans and entitlement to the Benefits to which Executive would have been entitled had he remained employed through the term of this Agreement, or (ii) provide equivalent benefits (taking into account the tax consequences of any benefits described in clause (i)) to Executive at no


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additional cost to Executive, but only to the extent that essentially equivalent and no less favorable benefits are not provided by a subsequent employer or otherwise received by Executive. If the terms of any such Plans or Benefits do not permit continued participation by Executive, the Corporation shall arrange to provide to Executive benefits substantially similar to, and no less favorable than, the benefits he was entitled to receive up until the end of the period of coverage. Executive shall have the option to have assigned to him at no cost and with no apportionment of prepaid premiums, any assignable insurance policy owned by the Corporation and relating specifically to Executive.

             6.3. Recognizing that Executive will be required to do a considerable amount of driving in connection with his duties as President of the Corporation, the Corporation shall provide to Executive an automobile of Executive's choice, such choice to be subject to approval by the Board of Directors, and will pay all reasonable costs relating to the operation of such automobile in connection with such duties, including gas, maintenance, and insurance (including covering any deductible).

             6.4 Until Executive and his spouse reach age 65, the Executive and his spouse shall continue to be covered by the Corporation's health insurance and medical reimbursement plans. Thereafter, the Corporation shall provide to the Executive and his spouse Medicare supplemental health insurance coverage until the death of the Executive and his spouse. This Section 6.4 shall survive the termination of this Agreement for any reason, except, the benefits shall


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immediately  cease upon:  (i) a termination  for cause pursuant to Section 11 of this Agreement, and (ii) upon the violation by the Executive of the provisions of either Section 12 or 13 of this Agreement.

          7. Expenses. It is contemplated that, in connection with his employment hereunder, Executive may be required to incur reasonable travel, entertainment, and other business expenses. In this regard, Executive shall be entitled to be reimbursed for (a) membership dues and costs related to social, dining, and/or country clubs of his choosing up to a maximum of $50,000 annually and (b) first-class airfare and railroad expenses. To the extent not otherwise reimbursed under Section 6.3, the Corporation agrees to pay, or reimburse Executive for, all reasonable and necessary travel, entertainment, and other business expenses incurred or expended by him incident to the performance of his duties and responsibilities hereunder, only upon: (i) submission by Executive to the Corporation of vouchers or expense statements evidencing the expenses for which reimbursement is sought; and (ii) written approval of such expenses by a member of the Compensation Committee of the Board of Directors.

          8. Vacations. Executive shall be entitled to vacations in accordance with the Corporation's normal vacation policies for senior executives, which vacations shall be taken at times consistent with the effective discharge of Executive's duties.

          9. Disability. In the event that Executive shall be incapacitated by reason of mental or physical disability or otherwise during the term of employment so that he is prevented from substantially performing his duties and


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services hereunder for a period of 180 days during any twelve (12) month period, the Corporation shall have the right to terminate Executive's employment under this Agreement by sending written notice of such termination to Executive, and thereupon his employment hereunder shall terminate. Upon such termination, Executive shall be entitled, subject to the limitations provided herein, to receive the compensation provided for in Section 4 hereof and the benefits provided for in Section 5 hereof for two (2) years following the date of termination, and shall continue to be entitled to any benefits in which he otherwise is vested pursuant to this Agreement, including, but not by way of limitation, the Additional Compensation provided for in Section 5 hereof; provided that if Executive is receiving payments through a disability policy maintained by the Corporation (other than a group policy maintained on behalf of all executives), such payments shall be deducted from the amounts to be paid by the Corporation to Executive during such period. Executive shall accept such payment in full discharge and release of the Corporation of and from any further obligations under this Agreement.

          10. Death. In the event of Executive's death during the term of this Agreement, Executive's designated beneficiary or, if no such beneficiary shall have been designated by Executive, the personal representative of Executive shall be entitled to receive and shall be paid by the Corporation, the compensation provided for in Section 4 hereof, subject to the limits set forth therein, for two (2) years following the date of Executive's death, and shall continue to be entitled to any benefits in which he otherwise is vested pursuant


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to this  Agreement,  including,  but not by way of  limitation,  the  Additional
Compensation provided for in Section 5 hereof; provided that if Executive is receiving or is entitled to receive payments through a death benefit insurance policy maintained by the Corporation (other than a group policy maintained in behalf of all executives) such payments shall be deducted from the amounts to be paid by the Corporation to Executive during such period. Executive's designated beneficiary or personal representative, as the case may be, shall accept such payment in full discharge and release of the Corporation of and from any further obligations under this Agreement.

          11. Termination for Cause.

             11.1. The Corporation shall have the right to terminate the employment of Executive hereunder for cause at any time if:

               11.1.1. Executive shall be convicted, by a court of competent and final jurisdiction, of any crime (whether or not involving the Corporation or any of its divisions, operations, subsidiaries or affiliated companies) which constitutes a felony in the jurisdiction involved; or

               11.1.2. Executive shall commit any act of fraud against or shall breach a fiduciary obligation to the Corporation or any of its divisions, operations, subsidiaries, or affiliated companies, provided that any such act (or failure to act) shall be determined in good faith by the Board of Directors to be material in respect of Executive's duties or functions hereunder; or

               11.1.3. Executive shall fail or refuse to perform any of his duties and responsibilities as required by, or shall otherwise breach, this


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Agreement,  provided that termination of Executive's employment pursuant to this
Section 11.1.4 shall not constitute valid termination for cause unless Executive shall first have received written notice from the Board of Directors of the Corporation stating with specificity the nature of such failure or refusal and affording Executive at least fifteen (15) days to correct the act or omission complained of.

               11.4. In the event that the employment of Executive shall be terminated by the Corporation for cause pursuant to Section 11.1 hereof, Executive shall be entitled to receive the salary provided for in Section 4 hereof, prorated through the end of the week in which such termination occurs and such amounts as may be payable under the balance of the provisions in
Section 4, as specifically limited thereunder and in accordance with the terms thereof. Executive shall accept such payment in full discharge and release of the Corporation of and from any other further obligations under this Agreement, including, but not by way of limitation, any obligations for Additional Compensation pursuant to Section 5. Nothing contained in this Section 11 shall constitute a waiver or release by the Corporation of any rights or claims it may have against Executive for actions or omissions which may give rise to an event causing termination of this Agreement pursuant to this Section 11.



          12. Confidentiality; Injunctive Relief.

             12.1. Executive recognizes and acknowledges that the knowledge, information, and relationship with resources, suppliers, and customers of the Corporation, and the knowledge of the Corporation's business methods, systems, plans, and policies which he has heretofore and shall hereafter receive or obtain as an employee of the Corporation, are valuable and unique assets of the business of the Corporation. Accordingly, Executive agrees that he will not, during or after the term of this Agreement, except if required in connection with his duties as the President of the Corporation, and for a period of three
(3) years thereafter, disclose or use, without the prior written consent of the Board of Directors of the Corporation, directly or indirectly, any non-public information (whether written or unwritten) relating to the Corporation or any of its divisions, operations, subsidiaries or affiliated companies, or any of their respective management, financial condition, subscription, mailing or customer lists, sources of supply, business, personnel, policies, or prospects, to any individual or entity for any purpose whatsoever. The provisions of this Section
12.1 shall not apply to information which is or shall become generally known to the public or the trade (except by reason of Executive's breach of his obligations hereunder), information which is or shall become available in trade or other publications, or information which Executive is required to disclose by order of a court of competent jurisdiction (but only to the extent specifically ordered by such court and, when reasonably possible, if Executive shall give the Corporation prior notice of such intended disclosure so that it has the opportunity to seek a protective order if it deems appropriate).

             12.2. Executive acknowledges and agrees that all memoranda, notes, reports, records, and other documents made or compiled by Executive, or made available to Executive prior to or during the term of this Agreement, concerning the Corporation's business, shall be the Corporation's property and shall be delivered to the Corporation on the termination of Executive's employment hereunder or at any other time on request by the Board of Directors of the Corporation.

             12.3. The provisions of this Section 12 shall survive the termination or expiration of Executive's employment hereunder, irrespective of the reason therefor, for a period of three (3) years.

          13. No Raid; Non-Compete.

             13.1. Executive agrees that, for a period of three (3) years after the date of the termination of Executive's employment under this Agreement, Executive shall not, without the prior written approval of the Board of Directors of the Corporation, directly or indirectly though any other person, firm or corporation, solicit, raid, entice, or induce any person who is, at the time of such solicitation or was at any time during the eighteen (18) months immediately preceding such solicitation, raid, enticement, or inducement, an employee of the Corporation or any of its subsidiaries or affiliates, to become employed by such person, firm, or corporation, and Executive shall not approach any such employee for such purpose or authorize or knowingly approve the taking of such actions by any other person.

             13.2. For a period of three (3) years after the date of the termination of Executive's employment under this Agreement, Executive will not, whether individually or as a partner, owner, officer, director, stockholder, or employee, own, manage, operate, or control or have a financial interest in, or serve as a consultant to, any person, firm, corporation, or other entity which is engaged in any business activity in competition with the business of the Corporation in the markets in which the Corporation competes. The foregoing restrictions shall not be deemed to include Executive's direct or indirect ownership of any securities in a publicly-traded business entity which does not, and will not with the passage of time, result in his obtaining, directly or indirectly, more than two percent (2%) of the securities of such entity. Notwithstanding the foregoing, the restrictions imposed on Executive under this paragraph 13.2 shall cease to apply:

               13.2.1. Eighteen (18) months after the scheduled termination (including any extension thereof) of Executive's employment under paragraph 1 hereof; or

               13.2.2. Twenty four (24) months after: (i) a majority of the stock of the Company is sold; or (ii) a majority of the partnership interests in Rose Partners, L.P. is sold; in each event the term sold means a sale to a person or entity that is not related (directly or indirectly) to the selling stockholders or the selling partners.

             13.3. The provisions of this Section 13 shall survive the termination or expiration of Executive's employment hereunder, irrespective of the reason therefor.


          14. Injunctive Relief.

             14.1. Executive acknowledges that the services to be rendered by him are of a special, unique, and extraordinary character, and if he violates any of the provisions of this Agreement with respect to confidentiality, non-competition, or solicitation, the Corporation would sustain irreparable harm. Accordingly, Executive consents and agrees that if he violates any of the provisions of Sections 12 or 13 hereof, in addition to any other remedies which the Corporation may have under the Agreement or otherwise, the Corporation shall be entitled to apply to any court of competent jurisdiction for an injunction restraining Executive from committing or continuing any such violation of this Agreement, and Executive shall not object to any such application. Nothing in this Agreement shall be construed as prohibiting the Corporation from pursuing any other remedy or remedies including, without limitation, recovery of damages.

             14.2. The provisions of this Section 14 shall survive the termination or expiration of Executive's employment hereunder, irrespective of the reason therefor.

          15. Deductions and Withholding. Executive agrees that the Corporation shall withhold from any and all payments and compensation required to be made to Executive pursuant to this Agreement all Federal, state, local, and/or other taxes which the Corporation determines are required to be withheld in accordance with applicable statutes and/or regulations from time to time in effect.

          16. No Conflict. Executive represents and warrants that there is no restriction, agreement or limitation on his right or ability to enter into and perform the terms of this Agreement.

          17. Miscellaneous.

             17.1. This Agreement cancels and supersedes any and all prior agreements and understandings between the parties hereto respecting the employment of Executive by the Corporation and constitutes the complete understanding between the parties with respect to the employment of Executive hereunder. No statement, representation, warranty, or covenant has been made by either party with respect thereto except as expressly set forth herein. This Agreement may not be altered, modified, or amended except by written instrument signed by each of the parties hereto.

             17.2. Waiver by either party hereto of any breach of default by the other party to any of the terms and provisions of this Agreement, shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived.

             17.3. All notices, consents, requests, demands, and other communications hereunder shall be in writing and shall be delivered personally, by internationally recognized public courier with confirmed receipt, e.g., Federal Express or sent by registered or certified mail, return receipt requested, first class postage prepaid, to the other party hereto at its or his address as set forth in the beginning of this Agreement. Either party may change the address to which notices, requests, demands, and other communications hereunder shall be directed by giving written notice of such change of address to the other party in the manner above stated.

             17.4. This Agreement shall inure to the benefit of and shall be binding upon the heirs, executors, administrators, successors, and legal representatives of Executive and shall inure to the benefit of and be binding upon the Corporation and its successors. This Agreement is personal as to Executive and Executive may not assign, transfer (except to his heirs or devisees), pledge, encumber, hypothecate, or otherwise dispose of this Agreement or any of his rights hereunder, and any such attempt of assignment, transfer, pledge, encumbrance, hypothecation, or other disposition shall be null and void and without effect. The Corporation shall be entitled to assign this Agreement without the prior written consent of Executive in connection with the merger or consolidation of the Corporation with another corporation or the sale of all or substantially all of the assets and business of the Corporation to another corporation, provided that:

               17.4.1. immediately after the consummation of such transaction, the surviving or acquiring corporation shall have a net worth not less than the net worth of the Corporation immediately prior to such transaction; and

               17.4.2. the surviving or acquiring corporation shall agree in writing to accept an assignment of this Agreement, thereby acquiring the Corporation's rights and assuming the Corporation's obligations under this Agreement.

             17.5. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

             17.6. The Section headings of this Agreement are for convenience of reference only and shall not limit or define the text thereof.

             17.7. In the event that any one or more of the provisions of this Agreement shall be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected thereby.

             17.8. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which, when taken together shall be deemed to constitute one and the same instrument.

             17.9. Any dispute regarding this Agreement shall be resolved exclusively by arbitration in New Jersey in accordance with the Employment Rules, and under the aegis of the American Arbitration Association then in effect. The Corporation shall pay Executive's reasonable legal expenses in connection with any such arbitration; provided, however, that Executive shall reimburse the Corporation for such expenses if the arbitrator(s) shall decide the material issues in favor of the Corporation and provide for such repayment in their award.

          IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the day and year first above written.

                                      Di GIORGIO CORPORATION

                                      By:      /s/ Robert A. Zorn
                                         ---------------------------------------
                                         Name:   Robert A. Zorn
                                         Title:      EVP



                                           /s/ Stephen R. Bokser
                                         ---------------------------------------
                                         STEPHEN R. BOKSER


Confirmed and Approved:


  /s/ Emil W. Solimine
  --------------------
EMIL W. SOLIMINE, Chairman of the
Compensation Committee of the
Board of Directors